Exhibit 3.1

DelawareThe First StatePage 1 6551776 8100Authentication: 203174588SR# 20241287457Date: 04-03-24You may verify this certificate online at corp.delaware.gov/authver.shtmlI, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "AULT ALLIANCE, INC.", FILED IN THIS OFFICE ON THE THIRD DAY OF APRIL, A.D. 2024, AT 1:15 O`CLOCK P.M.

State of Delaware Secretary of State Division of Corporations Delivered :15 PM 04/03/2024 FILED :15 PM /03/2024 CERTIFICATE OF INCREASE SR 20241287457 - File Number OF SERIES C CONVERTIBLE PREFERRED STOCK OF AULT ALLIANCE, INC. Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware Ault Alliance, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation") DOES HEREBY CERTIFY: That pursuant to the authority expressly granted and vested in the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of the Corporation, the Board has adopted the following resolutions increasing the number of authorized shares of Series C Convertible Preferred Stock of the Corporation: RESOLVED, that pursuant to the Certificate of Designation of Series C Convertible Preferred Stock of the Corporation (the "Certificate of Designation"), filed with the Secretary of State of the State of Delaware on November 15, 2023, pursuant to Section 151 of the Delaware General Corporation Law, the Corporation was authorized to issue 50,000 shares of Series C Convertible Preferred Stock, as a series of the Corporation's authorized Preferred Stock, par value $0.001 per share; and, be it further RESOLVED, that pursuant to the authority expressly granted and vested in the Board in accordance with the provisions of the Certificate of Incorporation of the Corporation and the consent of the holder of a majority of the outstanding shares of Series C Convertible Preferred Stock, as required by the Certificate of Designation, the number of shares of the series of Preferred Stock of the Corporation designated as Series C Convertible Preferred Stock be, and hereby is, increased from 50,000 shares to 75,000 shares; and, be it further RESOLVED, that each of the Executive Chairman, the Chief Executive Officer and the President of the Corporation be and hereby are authorized and directed in the name and on behalf of the Corporation to execute and file a Certificate (the "Certificate of Increase") with the Secretary of State of the State of Delaware increasing the number of shares constituting the Series C Convertible Preferred Stock from 50,000 shares to 75,000 shares and to take any and all other actions deemed necessary or appropriate to effectuate this resolution; and, be it further RESOLVED, that any officer of the Corporation be, and each hereby is, authorized and directed in the name and on behalf of the Corporation to prepare, file and deliver any and all notices or other f i lings that may be required by applicable law as determined by such officer(s), the Certificate of Designation or the Certificate of Increase. IN WITNESS WHEREOF, the Corporation has caused this Certificate of Increase to be duly executed on its behalf by its undersigned President as of April 3, 2024. By: /s/ Henry Nisser Name: Henry Nisser Title: President